Toyota Business Highlights 1QFY2017

Exhibit 99.1

TOYOTA
FINANCIAL SERVICES



TOYOTA MOTOR SALES (TMS), U.S.A. INC.
MONTHLY RESULTS

- The U.S. automobile SAAR figure for August 2016 came in at 16.91M units, down from 17.69M units in August 2015.
- TMS August 2016 sales totaled 213,125 units, a decrease of 5.0% from August 2015 volume, a decrease of 5.0% on a daily selling rate (DSR) basis.
- Lexus reported August 2016 sales of 30,938 units, a 7.6% decrease from August 2015 on volume, and down 7.6% on a daily selling rate (DSR) basis.
- North American production for August 2016 totaled 151,378 units, a volume decrease of 0.4% from August 2015.



U.S. light vehicle seasonally adjusted annual rate (SAAR) and
Toyota Motor Sales (TMS), U.S.A. Inc. sales
Aug 2011 - Aug 2016
Seasonally adjusted annual rate (units in millions)
Toyota U.S. light vehicle sales (units in thousands)
20
18
16
14
12
10
8
6
300
250
200
150
100
50
0
Aug-11
Nov-11
Feb-12
May-12
Aug-12
Nov-12
Feb-13
May-13
Aug-13
Nov-13
Feb-14
May-14
Aug-14
Nov-14
Feb-15
May-15
Aug-15
Nov-15
Feb-16
May-16
Aug-16

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales. Scion sales for August 2016 totaled 5,627 units, up 44.5% from August 2015 Scion volume. TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc.
Aug 2016 unit sales



Toyota Division
Lexus Division
182,187
30,938

Toyota U.S. August 2016 unit sales - Toyota Division Top 5 makes



Aug-16
Aug-15

	Aug-15	Aug-16
Camry	37,592	32,864
Corolla	31,726	30,741
Prius	17,757	12,984
RAV4	30,534	33,171
Tacoma	16,230	15,373

Toyota U.S. August 2016 unit sales - Lexus Division Top 5 makes



Aug-16
Aug-15

	Aug-15	Aug-16
RX	9,620	9,701
ES	7,286	5,840
IS	4,537	3,525
GS	1,795	1,228
GX	2,221	2,493

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q1 FY2016	Q1 FY2017
Net Revenues	¥6,987,648	¥6,589,113
Operating Income (Loss)	756,001	642,230
Net Income attributable to TMC (Loss)	646,394	552,465
TMC Consolidated Balance Sheet		
Current Assets	¥18,172,357	¥16,592,413
Noncurrent finance receivables, net	9,441,390	7,937,863
Total Investments and other assets	11,508,075	10,693,445
Property, plant and equipment, net	9,699,657	9,300,653
Total Assets	¥48,821,479	¥44,524,374
Liabilities	¥30,751,512	¥27,087,178
Mezzanine equity		481,003
Shareholders' equity	18,069,967	16,956,193
Total Liabilities and Shareholders' Equity	¥48,821,479	¥44,524,374
Operating Income (Loss) by geographic region		
Japan	¥475,854	¥290,367
North America	126,860	171,440
Europe	7,859	9,010
Asia	100,097	127,448
Other‡	38,028	27,300
Inter-segment elimination and/or unallocated amount	7,303	16,665

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East. Source: TMC company filings.



Production (units)	Q1 FY2016	Q1 FY2017
Japan	941,462	933,988
North America	527,430	527,397
Europe	134,901	143,870
Asia	371,749	420,135
Other‡	117,572	124,062

Sales (units)	Q1 FY2016	Q1 FY2017
Japan	469,971	511,170
North America	728,813	715,384
Europe	206,374	222,708
Asia	328,602	384,171
Other‡	380,240	339,226

TOYOTA MOTOR CREDIT CORPORATION (TMCC)

FINANCIAL RESULTS

TMCC financial performance	Q1 FY2016	Q1 FY2017
	U.S. dollars in millions	
Total financing revenues	$2,255	$2,458
Income before income taxes	205	387
Net Income	135	241
Debt-to-Equity Ratio	10.6x	9.8x



TFS - Market Share[1]
Q1 FY2016
Q1 FY2017
Q1...
62.2%
Q1...
65.6%



TMCC - Percentage of contracts subvened
Q1 FY2016
Q1 FY2017
100%
80%
60%
40%
20%
0%
60.9%
63.2%
15.3%
30.6%
89.2%
84.2%
New retail contracts
Used retail contracts
Lease contracts

- Our consolidated net income was $241 million for the first quarter of fiscal 2017 compared to $135 million for the same period in fiscal 2016. The increase in net income for the first quarter of fiscal 2017 was primarily due to a $203 million increase in total financing revenues driven by a $195 million increase in operating lease revenues and a $201 million decrease in interest expense, partially offset by a $229 million increase in depreciation on operating leases and a $76 million increase in provision for income taxes.
- We recorded a provision for credit losses of $52 million for the first quarter of fiscal 2017 compared to $45 million for the same period in fiscal 2016. The increase in the provision for credit losses for the first quarter of fiscal 2017 was due to higher default frequency and loss severity, and overall portfolio growth primarily in the lease portfolio.
- Our delinquencies increased to 0.32 percent for first quarter of fiscal 2017 compared to 0.27 percent in the same period in fiscal 2016 as a result of higher consumer debt levels. The increase in our delinquencies from March 31, 2016 to June 30, 2016 reflects our typical seasonal pattern for delinquency.



TMCC - Vehicle financing volume
Q1 FY2016
Q1 FY2017
units in thousands
200
100
0
174
144
72
72
148
152
New retail contracts
Used retail contracts
Lease contracts



TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
0.50%
0.25%
0.00%
Q1 FY2013
Q1 FY2014
Q1 FY2015
Q1 FY2016
Q1 FY2017

[1] *TFS market share represents the percentage of total domestic TMS sales of new Toyota, Lexus and Scion vehicles financed by us, excluding sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.*

* *TMCC consumer portfolio includes TMCC and its consolidated subsidiaries*

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- Commercial paper outstanding under our commercial paper programs ranged from approximately $26.4 billion to $29.2 billion during the quarter ended June 30, 2016, with an average outstanding balance of $27.6 billion. As of June 30, 2016, TMCC and TCPR commercial paper programs had a weighted average remaining maturity of 85 days.

† *TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.*
‡ *TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.*



TMCC consolidated financial liabilities comparison
Amount ($billions)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
12.0
52.8
26.9
14.1
53.5
27.4
6/30/2015
6/30/2016
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

*Figures above do not incorporate the Carrying Value Adjustments.

LET'S GO PLACES

- In 2017, Toyota Financial Services plans to relocate its headquarters to Plano, Texas in order to join Toyota Motor Sales, U.S.A., Inc.; Toyota Motor Engineering & Manufacturing North America, Inc.; and Toyota Motor North America to create a single, state-of-the-art Toyota headquarters and pursue the One Toyota vision in North America. Please reference the Investor Relations section of **toyotafinancial.com**, for important information and filings.

The Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales and Trading Contacts

Nicholas Ro | National Manager
(310) 468-7758
nicholas_ro@toyota.com

Jason Katzen | Region Manager
(310) 468-3509
jason_katzen@toyota.com

Jeffrey DeSilva | Funding & Liquidity Analyst
(310) 468-1366
jeffrey_DeSilva@toyota.com

Alec Small | Funding & Liquidity Analyst
(310) 468-7431
alec_small@toyota.com

Norman Brem | Funding & Liquidity Analyst
(310) 468-6228
norman_brem@toyota.com

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.